Exhibit 99.2


[logo]                            NEWS


CONTACT: Crompton Corporation
Investors:  William Kuser      203-573-2213
Media:      Mary Ann Dunnell   203-573-3034

Crompton Reports Second Quarter Results

MIDDLEBURY, Conn.--(BUSINESS WIRE)--July 31, 2003--Crompton Corporation (NYSE: CK) reported today a second quarter net loss of $9.1 million, or eight cents per share, compared to a net loss of $6.3 million, or six cents per share, in the second quarter of 2002. As a result of the previously announced agreement to sell the OrganoSilicones business to General Electric Company, the accompanying financial statements reflect the OrganoSilicones business as a discontinued operation. Second quarter 2003 earnings from discontinued operations of $10.3 million, or nine cents per share, were equivalent to the prior year. The loss from continuing operations of $19.4 million, or 17 cents per share, compared to a loss of $16.9 million, or 15 cents per share, for the second quarter of 2002. The loss from continuing operations for the second quarter of 2003 included pre-tax charges of $12.4 million for antitrust legal costs and $2.7 million for previously announced facility closures, severance and related costs. The loss from continuing operations for the second quarter of 2002 included pre-tax charges of $34.7 million for the loss on the sale of the Company's industrial specialties business and $6.4 million for facility closures, severance and related costs. The second quarter losses from continuing operations for 2003 and 2002 included pre-tax overhead expenses previously absorbed by the OrganoSilicones business of $4.6 million and $3.5 million, respectively.

Second quarter sales from continuing operations of $532.9 million were seven percent below the prior year due primarily to the divestiture of the industrial specialties business in June 2002. A five percent increase in foreign currency translation was offset primarily by a reduction in unit volume.

"This was a tough quarter for the chemical industry as a whole and for Crompton in particular," said Vincent A. Calarco, chairman, president and chief executive officer. "The combined impact of higher raw material and energy costs, reduced unit volume from a generally weaker global economic environment and lower selling prices had a significant negative impact on our earnings. In keeping with our practice of aggressive cost containment, we are implementing a cost reduction program to eliminate, at a minimum, overhead expenses previously absorbed by the OrganoSilicones business.

"Going forward, we will continue to focus on growing sales by providing innovative products that meet customer needs; maintaining a cost competitive position; and reducing debt. As external factors improve, we are operationally leveraged to translate top-line growth into improved results and improved cash flow from operations."

For the first six months of 2003, the Company reported a net loss of $3.3 million, or three cents per share, compared to a net loss of $298.5 million, or $2.63 per share, for 2002. Earnings from discontinued operations for the first six months of 2003 were $23.3 million, or 20 cents per share, compared to $18.8 million, or 16 cents per share, in 2002. The loss from continuing operations of $26.1 million, or 23 cents per share, for the first half of 2003 compared to a loss of $18.3 million, or 16 cents per share, in 2002. The loss from continuing operations for the first six months of 2003 included pre-tax charges of $20.9 million for antitrust legal costs and $3.5 million for previously announced facility closures, severance and related costs. The loss from continuing operations for the first six months of 2002 included pre-tax charges of $34.7 million for the loss on the sale of the company's industrial specialties business and $6.4 million for facility closures, severance and related costs. The loss from continuing operations for the first six months of 2003 and 2002 included pre-tax overhead expenses previously absorbed by the OrganoSilicones business of $7.2 million and $6.2 million, respectively. The net loss for the first half of 2003 and 2002 included a cumulative effect of accounting change of $401 thousand and $299 million, respectively. The Company will incur additional legal costs in future periods in connection with the governmental investigations and the related civil litigation, but we expect that those costs will be lower in each of the third and fourth quarters than the pre-tax total of $12.4 million incurred in the second quarter.

Second quarter operating results for the Company's reporting segments are summarized as follows:

Polymer Products
Polymer additives sales of $294.6 million were up two percent from the prior year due to favorable foreign currency translation of five percent, offset in part by a decline in unit volume of two percent and lower selling prices of one percent. Plastic additives sales increased five percent due mainly to favorable foreign currency translation. Urethane and petroleum additives sales rose 11 percent and seven percent, respectively, due primarily to favorable foreign currency translation and increased demand. Rubber additives sales declined 15 percent mainly as a result of lower selling prices and reduced unit volume. Operating profit of $6.9 million was down 72 percent from the prior year due primarily to higher raw material costs, an unfavorable sales mix, lower selling prices, an environmental charge of $1.3 million and the absence of a prior year vendor settlement credit of $1.2 million.

Polymers sales of $70.3 million were down three percent from the second quarter of 2002 as a result of lower selling prices of five percent and reduced unit volume of one percent, partially offset by favorable foreign currency translation of three percent. EPDM sales declined two percent mainly as a result of the negative impact of industry overcapacity on selling prices, offset in part by higher unit volume and favorable foreign currency translation. Urethanes sales were down four percent due mainly to reduced demand, partially offset by favorable foreign currency translation. Operating profit of $4.9 million was down 61 percent from the prior year mainly as a result of lower EPDM selling prices, higher raw material costs and reduced unit volume in urethanes.

Polymer processing equipment sales of $40.6 million were down nine percent from the prior year due to reduced demand for capital equipment, offset in part by five percent improvements in both selling prices and foreign currency translation. Operating profit of $1.0 million was up $3.7 million from the prior year due primarily to lower operating expenses and favorable selling prices, partially offset by lower unit volume. The backlog at the end of June was $75 million, down $1 million from the end of 2002.

Specialty Products
Crop protection sales of $71.6 million were up one percent from the prior year due to favorable foreign currency translation of five percent, offset by a decline in unit volume of four percent. Operating profit of $14.2 million was down 31 percent from the second quarter of 2002 mainly as a result of lower unit volume, an unfavorable sales mix resulting from increased sales of resale products and the absence of a prior year vendor settlement credit of $1.6 million.

Other sales of $59.4 million were down 41 percent from the prior year due mainly to the divestment of the industrial specialties business in June 2002. Refined products sales were up two percent as higher selling prices and favorable foreign currency translation more than offset lower unit volume. The operating loss of $.6 million was unfavorable versus the prior year by $2.7 million due primarily to the divestiture of the industrial specialties business and increased environmental-related expenses of $2.6 million, partially offset by higher selling prices.

General corporate expense of $6.2 million included in the attached Segment Sales and Operating Profit decreased $5.6 million from the second quarter of 2002 due primarily to the gain on the Company's equity derivative contract that matured in May, 2003.

Discontinued Operations
Sales included in discontinued operations of $113.3 million were down four percent from the prior year due to a decline in selling prices of six percent and lower volume of four percent, offset in part by favorable foreign currency translation of six percent. Earnings from discontinued operations of $10.3 million (net of income taxes of $3.5 million) were 3% lower than the prior year of $10.6 million (net of income taxes of $2.6 million), mainly as a result of reduced selling prices and lower unit volume, partially offset by lower operating expenses and the absence of a prior year pre-tax charge for facility closures, severance and related costs of $2.9 million.

                         ###

Forward Looking Statements

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the outcome and timing of antitrust investigations and related civil lawsuits to which the Company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.



CROMPTON CORPORATION
Consolidated Statements of Operations
Second quarter and six months ended 2003 and 2002
(In thousands, except per share data)


                                Second Quarter     Six Months Ended
                              ----------------- ---------------------
                                2003     2002      2003      2002
                              -------- -------- ---------- ----------

 Net sales                    $532,901 $571,489 $1,064,873 $1,102,571

 Cost of products sold         394,637  398,097    779,595    778,234
 Selling, general and admin.    84,757   90,401    172,100    177,529
 Depreciation and amortization  27,379   29,072     54,498     58,670
 Research and development       12,726   14,388     24,786     27,663
 Equity income                  (2,228)  (1,997)    (7,842)    (4,261)
 Facility closures, severance
  and related costs              2,686    6,380      3,505      6,380
 Antitrust legal costs          12,386        -     20,875          -
                              -------- -------- ---------- ----------

 Operating profit                  558   35,148     17,356     58,356
 Interest expense               25,559   26,092     52,274     52,230
 Other expense, net              3,827   38,946      4,040     37,385
                              -------- -------- ---------- ----------
 Loss from continuing
  operations before income
  taxes and cumulative effect
  of accounting change         (28,828) (29,890)   (38,958)   (31,259)
 Income tax benefit             (9,426) (13,036)   (12,838)   (12,952)
                              -------- -------- ---------- ----------

 Loss from continuing
  operations before cumulative
  effect of accounting change  (19,402) (16,854)   (26,120)   (18,307)

 Earnings from discontinued
  operations                    10,292   10,560     23,257     18,768

 Cumulative effect of
  accounting change                  -        -       (401)  (298,981)
                              -------- -------- ---------- ----------

 Net loss                     $ (9,110)$ (6,294)$   (3,264)$ (298,520)
                              ======== ======== ========== ==========


 Basic and Diluted earnings
  (loss) per common share:
  Loss from continuing
   operations before
   cumulative effect of
   accounting change          $  (0.17)$  (0.15)$    (0.23)$    (0.16)
  Earnings from discontinued
   operations                     0.09     0.09       0.20       0.16
  Cumulative effect of
   accounting change                 -        -          -      (2.63)
                              -------- -------- ---------- ----------
  Net loss                    $  (0.08)$  (0.06)$    (0.03)$    (2.63)
                              ======== ======== ========== ==========

  Weighted average shares
   outstanding                 112,639  113,512    113,389    113,394
                              ======== ======== ========== ==========


CROMPTON CORPORATION
Consolidated Balance Sheets
June 30, 2003 and December 31, 2002
(In thousands of dollars)

                                                 June 30, December 31,
                                                   2003      2002
                                                ---------- ----------
ASSETS

 CURRENT ASSETS
 Cash                                           $   18,366 $   16,941
 Accounts receivable                               192,293    183,329
 Inventories                                       382,569    353,556
 Other current assets                               91,755    112,950
 Assets held for sale                              383,097    392,887
                                                ---------- ----------
   Total current assets                          1,068,080  1,059,663
                                                ---------- ----------

 NON-CURRENT ASSETS
 Property, plant and equipment                     705,158    695,962
 Cost in excess of acquired net assets             586,115    584,633
 Other assets                                      500,701    500,557
                                                ---------- ----------

                                                $2,860,054 $2,840,815
                                                ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
 Notes payable                                  $    9,684 $    3,694
 Accounts payable                                  253,708    268,593
 Accrued expenses                                  234,939    260,718
 Income taxes payable                               83,446    116,111
 Other current liabilities                          15,156     15,670
 Liabilities held for sale                          28,181     29,273
                                                ---------- ----------
   Total current liabilities                       625,114    694,059
                                                ---------- ----------

 NON-CURRENT LIABILITIES
 Long-term debt                                  1,286,709  1,253,149
 Postretirement health care liability              192,004    193,996
 Other liabilities                                 501,397    499,728

 STOCKHOLDERS' EQUITY
 Common stock                                        1,192      1,192
 Additional paid-in capital                      1,045,094  1,048,304
 Accumulated deficit                              (601,252)  (586,555)
 Accumulated other comprehensive loss             (111,820)  (200,426)
 Treasury stock at cost                            (78,384)   (62,632)
                                                ---------- ----------
   Total stockholders' equity                      254,830    199,883
                                                ---------- ----------

                                                $2,860,054 $2,840,815
                                                ========== ==========


CROMPTON CORPORATION
Consolidated Statements of Cash Flows
Six months ended 2003 and 2002
(In thousands of dollars)

                                                   Six Months Ended
                                                ---------------------
Increase (decrease) to cash                        2003       2002
---------------------------                     ---------- ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                       $   (3,264)$ (298,520)
 Adjustments to reconcile net loss to net
  cash provided by operations:
  Cumulative effect of accounting change, net of
   tax                                                 401    298,981
  Loss on sale of business unit                          -     34,705
  Depreciation and amortization                     72,407     76,024
  Equity income                                     (7,842)    (4,261)
  Changes in assets and liabilities, net:
   Accounts receivable                               3,688    (75,225)
   Accounts receivable - securitization             14,641     39,193
   Inventories                                      (4,832)    32,474
   Accounts payable                                (26,095)    18,707
   Other                                           (17,959)    10,478
                                                ---------- ----------
 Net cash provided by operations                    31,145    132,556
                                                ---------- ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of business unit                     -     80,000
 Capital expenditures                              (32,721)   (36,048)
 Other investing activities                           (154)     1,090
                                                ---------- ----------
 Net cash (used in) provided by investing
  activities                                       (32,875)    45,042
                                                ---------- ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds (payments) on long-term borrowings        28,113   (144,102)
 Proceeds (payments) on short-term borrowings        5,855    (26,918)
 Dividends paid                                    (11,433)   (11,343)
 Treasury stock acquired                           (22,080)         -
 Other financing activities                          1,036      3,908
                                                ---------- ----------
 Net cash provided by (used in) financing
  activities                                         1,491   (178,455)
                                                ---------- ----------

CASH
 Effect of exchange rates on cash                    1,664        153
                                                ---------- ----------
 Change in cash                                      1,425       (704)
 Cash at beginning of period                        16,941     21,506
                                                ---------- ----------

 Cash at end of period                          $   18,366 $   20,802
                                                ========== ==========

Note - Certain reclassifications have been made to the prior year to conform with this year's presentation, including the classification of accounts receivable - securitization as part of net cash provided by operations rather than as part of net cash provided by (used in) financing activities.


CROMPTON CORPORATION
Segment Sales and Operating Profit
Second quarter and six months ended 2003 and 2002
(In thousands of dollars)

                               Second Quarter      Six Months Ended
                              ----------------- ---------------------
                                2003     2002      2003       2002
                              -------- -------- ---------- ----------
NET SALES
Polymer Products
 Polymer Additives            $294,562 $287,676 $  596,136 $  554,911
 Polymers                       70,282   72,475    138,465    139,955
 Polymer Processing Equipment   40,640   44,652     81,748     94,457
 Eliminations                   (3,523)  (3,971)    (7,176)    (7,290)
                              -------- -------- ---------- ----------
                               401,961  400,832    809,173    782,033
                              -------- -------- ---------- ----------

Specialty Products
 Crop Protection                71,581   70,538    131,961    123,010
 Other                          59,359  100,119    123,739    197,528
                              -------- -------- ---------- ----------
                               130,940  170,657    255,700    320,538
                              -------- -------- ---------- ----------

  Total net sales             $532,901 $571,489 $1,064,873 $1,102,571
                              ======== ======== ========== ==========


OPERATING PROFIT
Polymer Products
 Polymer Additives            $  6,914 $ 24,324 $   20,427 $   35,955
 Polymers                        4,875   12,432     14,149     21,081
 Polymer Processing Equipment      982   (2,700)     2,060     (2,620)
                              -------- -------- ---------- ----------
                                12,771   34,056     36,636     54,416
                              -------- -------- ---------- ----------

Specialty Products
 Crop Protection                14,203   20,615     33,854     35,085
 Other                            (605)   2,130       (157)     5,611
                              -------- -------- ---------- ----------
                                13,598   22,745     33,697     40,696
                              -------- -------- ---------- ----------

General corporate expense       (6,172) (11,809)   (21,381)   (24,142)
Unabsorbed overhead expense
 from discontinued operations   (4,567)  (3,464)    (7,216)    (6,234)
Facility closures, severance
 and related costs              (2,686)  (6,380)    (3,505)    (6,380)
Antitrust legal costs          (12,386)       -    (20,875)        -
                              -------- -------- ---------- ----------

  Total operating profit      $    558 $ 35,148 $   17,356 $   58,356
                              ======== ======== ========== ==========


CROMPTON CORPORATION                            SUPPLEMENTARY SCHEDULE
Major Factors Affecting Results                 ----------------------
Second quarter and six months ended 2003 versus 2002
(In millions of dollars)


The following table summarizes the major factors contributing to the second quarter and six month changes in net sales and pre-tax loss from continuing operations versus the prior year:


                              Second Quarter       Six Months Ended
                          --------------------- ---------------------
                             Net      Pre-tax      Net        Pre-tax
                            Sales       Loss      Sales        Loss
                          Continuing Continuing Continuing  Continuing
                          Operations Operations Operations  Operations
                          ---------- ---------- ---------- -----------

2002                       $   571.5  $   (29.9) $ 1,102.6  $   (31.3)
2002 Facility closures,
 severance and related
 costs                             -        6.4          -        6.4
2002 Loss on sale of
 Industrial Specialties            -       34.7          -       34.7
                           ---------  ---------  ---------  ---------
                               571.5       11.2    1,102.6        9.8

Divested operations            (41.7)      (1.7)     (81.8)      (3.4)
Unit volume/mix                (18.8)     (10.9)       1.4       (4.9)
Lower selling prices            (2.0)      (2.0)      (7.8)      (7.8)
Foreign currency
 translation                    23.9        0.9       50.5        2.8
Costs savings                      -        8.6          -       14.5
Raw materials/energy               -      (18.2)         -      (28.4)
Absorption variances               -        2.8          -       12.4
Other                              -       (4.4)         -       (9.6)
                           ---------  ---------  ---------  ---------
                               532.9      (13.7)   1,064.9      (14.6)

2003 Facility closures,
 severance and related
 costs                             -       (2.7)         -       (3.5)
2003 Antitrust legal costs         -      (12.4)         -      (20.9)

                           ---------  ---------  ---------  ---------
2003                       $   532.9  $   (28.8) $ 1,064.9  $   (39.0)
                           =========  =========  =========  =========